                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, included in Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and of our report dated January 10, 1997 on our audits of the combined statement of revenues and certain expenses of the Lansing Mall, the Westwood Mall and the Lakeview Mall for the year ended December 31, 1995 which report is included in Form 8-K/A, as amended, of General Growth Properties, Inc. dated February 18, 1997. We also consent to the reference to our firm under the caption "Experts."





                                         /s/ COOPERS & LYBRAND L.L.P.



Chicago, Illinois
December 5, 1997